UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006

Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant's telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.
INDEX

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 22, 2006, Smithtown Bancorp, Inc. (the “Company”) and Bank of Smithtown, a wholly owned subsidiary of the Company (the “Bank”) entered into an Amended and Restated Change in Control Agreement with each of the following employees: Bradley E. Rock, Anita Florek, Robert J. Anrig, Thomas J. Stevens, John A. Romano and Judith Barber. Each Amended and Restated Change In Control Agreement replaced the Change In Control Agreement previously entered into by the Company and the individuals named above.

The Agreement with Mr. Rock was amended to provide that the event which triggers the payment to him under the Agreement must occur within thirty-six (36) months after a Change in Control (as such term is defined in the Agreement).

The Agreements with Ms. Florek and Mr. Anrig were amended to provide that the event which triggers the payment to each of them under the Agreement must occur within twenty-four (24) months after a Change in Control (as such term is defined in the Agreement).

The Agreements with Mr. Romano, Mr. Stevens and Ms. Barber were amended to provide that the event which triggers the payment to each of them under the Agreement must occur within twenty-four (24) months after a Change in Control (as such term is defined in the Agreement). The Agreements were also amended to eliminate a change in title as an event that would trigger payment of the benefit described in the Agreement.

On December 22, 2006, the Bank entered into an agreement amending the Bank of Smithtown Executive Incentive Retirement Agreement (the “Amended Agreement”) with each of the following employees: Bradley E. Rock, Anita Florek, Robert J. Anrig, Thomas J. Stevens and John A. Romano (the “Employees”).

The Amended Agreements were made to modify the terms of the Bank of Smithtown Executive Incentive Retirement Agreement previously entered into by the Bank and the Employees to make the terms thereof and the benefits payable thereunder consistent with the Change In Control Agreement between the Company, the Bank and the Employees. The Amended Agreements incorporate the same definition for “change in control” as is contained in the Change In Control Agreements between the Company, the Bank and the Employees. The Amended Agreements also eliminate a provision contained in the prior agreements which indicated that if the benefit payable under the agreement created an excise tax under Section 280G of the Internal Revenue Code, then the benefit would not be paid.

The foregoing description of the amendments are qualified in their entirety by reference to the Amended and Restated Change In Control Agreements attached hereto as Exhibits 1-6, and the Amendment to Bank of Smithtown Executive Incentive Retirement Agreements attached hereto as Exhibits 7-11, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

1	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and Bradley E. Rock dated December 22, 2006

2	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and Anita Florek dated December 22, 2006

3	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and Robert J. Anrig dated December 22, 2006

4	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and Thomas J. Stevens dated December 22, 2006

5	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and John A. Romano dated December 22, 2006

6	Amended and Restated Change In Control Agreement by and between Smithtown Bancorp, Inc., Bank of Smithtown and Judith Barber dated December 22, 2006

7	Amendment to Bank of Smithtown Executive Incentive Retirement Agreement by and between Bank of Smithtown and Bradley E. Rock dated December 22, 2006

8	Amendment to Bank of Smithtown Executive Incentive Retirement Agreement by and between Bank of Smithtown and Anita Florek dated December 22, 2006

9	Amendment to Bank of Smithtown Executive Incentive Retirement Agreement by and between Bank of Smithtown and Robert J. Anrig dated December 22, 2006

10	Amendment to Bank of Smithtown Executive Incentive Retirement Agreement by and between Bank of Smithtown and Thomas J. Stevens dated December 22, 2006

11	Amendment to Bank of Smithtown Executive Incentive Retirement Agreement by and between Bank of Smithtown and John A. Romano dated December 22, 2006

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 22, 2006	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
Name: Bradley E. Rock
Title: Chairman of the Board, President and Chief Executive Officer